UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 80,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.000000005 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 28, 2026, Akari Therapeutics, Plc (the “Company”) held a General Meeting (the “Special General Meeting”). Proxies were solicited pursuant to the Company’s Proxy Statement, filed with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended. The number of ordinary shares entitled to vote at the Special General Meeting was 186,091,889,533. The number of ordinary shares present or represented by valid proxy at the Special General Meeting established a quorum for the Special General Meeting. The Special General Meeting duly proceeded in accordance with the provisions of the articles of association of the Company.

The voting results below are final and reported in ordinary shares.

Ordinary Resolution	For	Against	Abstain
To generally and unconditionally authorize an increase in the number of shares available for the grant of awards under the 2023 Plan by 144,000,000,000 ordinary shares (the equivalent of 1,800,000 American Depositary Shares (“ADSs”)) from 19,806,000,000 ordinary shares to an aggregate of 163,806,000,000 ordinary shares (the equivalent of 2,047,575 ADSs) under the 2023 Plan plus such additional number of ordinary shares (up to 855,637,300 ordinary shares) subject to awards granted under the 2014 Plan, to the extent such awards are forfeited or cancelled, or expire unexercised.	79,142,490,228	1,314,720,000	22,005,228

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: October 30, 2026	By:	/s/ Abizer Gaslightwala
Abizer Gaslightwala
President and Chief Executive Officer